Exhibit 99.1

Helicos BioSciences Presents an Overview of Single Molecule Sequencing Technology in Clinical Diagnostics

CAMBRIDGE, Mass., December 3, 2009 — Helicos BioSciences Corporation (NASDAQ: HLCS) announced today that, as previously disclosed, it has posted a presentation on its website regarding the advantages of Helicos’ single molecule sequencing technology in clinical diagnostics.  The presentation, made by Stanley N. Lapidus, Chairman of the Company, can be accessed through the investor relations section of the Company’s website at www.helicosbio.com.  The presentation will be available on the website until January 4, 2010.

About Helicos BioSciences:

Helicos BioSciences is a life science company focused on innovative genetic analysis technologies for the research, drug discovery, and diagnostic markets. Helicos’ proprietary True Single Molecule Sequencing, tSMS(TM), technology allows direct measurement of billions of strands of DNA enabling scientists to perform experiments and ask questions never before possible. Helicos is a recipient of two $1,000 genome grants and committed to providing scientists the tools to unlock the era of genomic medicine. The company’s corporate headquarters are located at One Kendall Square, Building 700, Cambridge, MA 02139, and its telephone number is (617) 264-1800. For more information, please visit www.helicosbio.com.

Certain statements made in this press release and the presentation that are not based on historical information are forward-looking statements which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. This press release and the presentation contains express or implied forward-looking statements relating to, among other things, the potential first mover advantages of Helicos’ single molecule sequencing in clinical diagnostics discussed in the presentation, future sales and adoption of the Helicos(R) Genetic Analysis System and technology, and management’s plans, objectives and strategies. These statements are neither promises nor guarantees, but are subject to a variety of risks and uncertainties, many of which are beyond Helicos’ control, which could cause actual results to differ materially from those contemplated in these forward-looking statements. In particular, the risks and uncertainties include, among other things, our ability to successfully complete and/or scale the manufacturing and commercialization process for the Helicos(R)Genetic Analysis System; our history of operating losses and ability to achieve profitability; our ability to sustain and scale our manufacturing capabilities; the research and development spending levels of academic, clinical and governmental research institutions and pharmaceutical, biotechnology and agriculture companies who may purchase our Helicos(R) Genetic Analysis System; our reliance on third-party suppliers; competition; changing technology and customer requirements; our ability to operate in an emerging market; market acceptance of our technology; the length of our sales and implementation cycles; our dependence on large contracts for the sale and implementation of our Helicos(R) Genetic Analysis System; failure of our technology and products; our ability to maintain customer relationships and contracts; ethical, legal and social concerns surrounding the use of genetic information; our ability to retain our personnel and hire additional skilled personnel; our ability to manage our growth while operating with limited resources; our ability to control our operating expenses; general economic and business conditions; our ability to obtain capital when desired on favorable terms; and the volatility of the market price of our common stock. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Helicos undertakes no obligation to update or revise the information contained in this press release, whether as a result of new information, future events or circumstances or otherwise. For additional disclosure regarding these and other risks faced by Helicos, see the disclosure contained in Helicos’ public filings with the Securities and Exchange Commission.

SOURCE: Helicos BioSciences Corporation

Investor Relations:
Helicos BioSciences Corporation
Susan Shepard, 617-264-1850